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                                                                    EXHIBIT 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                                 16-Apr-01
Determined as of:                                                     10-Apr-01
For Monthly Period Ending:                                            31-Mar-01
Days in Interest Period (30/360)                                             30
Days in Interest Period (Act/360)                                            32

Ending Pool Balance
-------------------
Principal                                                      3,615,414,995.02
Finance Charge                                                   131,561,222.03
                                                               ----------------
Total                                                          3,746,976,217.05

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                             3,615,414,995.02
Trust EFA                                                                  0.00
                                                               ----------------
Receivables + EFA                                              3,615,414,995.02

Trust Invested Amount                                          3,100,000,000.00
Trust PFA                                                                  0.00
                                                               ----------------
Trust Adjusted Invested Amount                                 3,100,000,000.00

Seller's Participation Amount (with EFA)                         515,414,995.02
Seller's Participation Amount (w/o EFA)                          515,414,995.02
Seller's Interest Percentage                                             14.26%

Required Seller's Interest Percentage                                     5.00%
Required Seller's Interest                                       180,770,749.75

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                             3,615,414,995.02
Required Principal Balance                                     3,100,000,000.00
                                                               ----------------
Net Excess/Deficit                                               515,414,995.02

EFA
---
Beginning Excess Funding Account Balance                                   0.00
Required Excess Funding Account Deposit                                    0.00
Excess Funding Account Withdrawal                                          0.00

Shared Principal Collections
----------------------------
Series 1996-A                                                     58,867,124.04
Series 1997-1                                                    200,148,221.82
Series 1997-2                                                    105,960,823.31

Delinquent Accounts
-------------------
30 - 59 days                                            1.81%     67,689,599.52
60 - 89 days                                            1.28%     47,809,079.06
90 days +                                               2.61%     97,752,792.65
Total 30 days +                                         5.69%    213,251,471.23

Miscellaneous
-------------
Gross Credit Losses                                     7.98%     24,461,646.04
Net Credit Losses                                       7.60%     23,293,031.28
Discount Option Receivables                                                0.00
Discount Percentage                                                       0.00%
Finance Charges Billed                                            48,934,792.96
Fees Billed                                                        7,146,402.78
Interchange                                                        7,703,822.53
Interest Earned on Collection Account                              2,294,284.00